UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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INCYTE CORPORATION
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Incyte Corporation

1801 Augustine Cut-Off

Wilmington, Delaware 19803

Supplement to Proxy Statement
for Annual Meeting of Stockholders

Tuesday, May 26, 2020

1:00 PM Eastern Daylight Time

1815 Augustine Cut-Off, Wilmington, Delaware 19803

This supplement, dated May 14, 2020, supplements the definitive proxy statement (the “Proxy Statement”) of Incyte Corporation (the “Company” or “Incyte”) filed with the Securities and Exchange Commission on April 24, 2020, relating to the Company’s Annual Meeting of Stockholders to be held on May 26, 2020 (the “2020 Annual Meeting”).

Corporate Governance Update

Departing Director

On May 13, 2020, Paul A. Friedman, M.D. notified the Company that, should he be re-elected as a member of the Company’s Board of Directors (the “Board”), at the Company’s 2020 Annual Meeting, he will serve on the Board until the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) and will retire from the Board effective at the time of the Company’s 2021 Annual Meeting of Stockholders. Dr. Friedman has been a member of our Board since 2001.

Changes to Nominating and Corporate Governance Composition

Effective May 13, 2020, Dr. Friedman has resigned from the Nominating and Corporate Governance Committee. Our Board has added Jean-Jacques Bienaimé to the Nominating and Corporate Governance Committee.

New Science and Technology Committee of the Board of Directors

Our Board has created a new Science and Technology Committee (the “Science Committee”).  Our Board has appointed Dr. Friedman as Chair of this Science Committee because of Dr. Friedman’s extensive expertise in drug development and discovery, including medicinal chemistry and biology, as well as his deep understanding of Incyte and our research and development organization.  Accordingly, our Board believes that, even with this limited time on the Science Committee, Dr. Friedman will provide the foundational expertise to assure the long term viability and value of the Science Committee.  Consequently, our Board believes it is in the best interests of our stockholders that Dr. Friedman lead the new Science Committee in its oversight of our research and development operations and strategy as we seek to continue the scientific excellence at Incyte that has so far led to the discovery of four approved medicines around the world.

Our Board has also appointed Edmund P. Harrigan, M.D. and Katherine A. High, M.D. to the Science Committee.